Exhibit 16


 March 10, 2003



 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, DC 20549


 Ladies and Gentlemen:

 We have read Item 4 of Form 8-K dated March 6, 2003 of Dial Thru International Corporation, related to the resignation of King Griffin & Adamson P.C. to allow our successor entity KBA Group LLP to be engaged as Dial Thru International Corporation's independent accountants and are in agreement with the statements contained in Item 4 (a) paragraphs (1), (2),
 (4) and (5) therein.


                                    Very truly yours,


                                    /S/ KING GRIFFIN & ADAMSON P.C.
                                    King Griffin & Adamson P.C.